                                                                     EXHIBIT 4.2

    [Form of 5% Series A Cumulative Redeemable Preferred Stock certificate]

                             [front of certificate]

    Number                                                            Shares

                             MASTER GRAPHICS, INC.

  This Corporation is authorized to issue 100,000,000 shares of common stock, &0.001 per share, 10,000,000 shares of preferred stock, &0.001 per share and
      222,220 shares of 5% Series A Cumulative Redeemable Preferred Stock.

                            A Tennessee Corporation

    This certifies that___________________________________________________
is the owner of ___________________________5% Series A Cumulative Redeemable Preferred Shares of the Capital Stock of
                             Master Graphics, Inc.
transferrable on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

     In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation this _____day of ____________, ___________.

Dated:

         -----------------------     ----------------------

                           [reverse of certificate]


     The shares represented by this certificate have not been registered under the Securities Act of 1933. These shares have been acquired for investment and not with a view to distribution or resale, and may not be mortgaged, pledged, hypothecated, or otherwise transferred without an effective registration statement for such shares under the Securities Act of 1933 or an opinion of counsel for the corporation that registration is not required under such Act.

                                  CERTIFICATE

                                      FOR
                               ----------------
                                    SHARES


                                    OF THE
                                 CAPITAL STOCK

                             MASTER GRAPHICS, INC.

                                  ISSUED TO:
                               ----------------

                                    DATED:
                               ----------------